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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ImproveNet, Inc. of our report dated January 17, 2000, relating to the consolidated financial statements of ImproveNet, Inc. and of our report dated November 24, 1999 relating to the financial statements of Contractor Referral Service, LLC, which appear in the Registration Statement on Form S-1 (No. 333-92873). We also consent to the references to us under the heading "Experts" in the Registration Statement on Form S-1 (No. 333-92873).

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
May 1, 2000